Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements (No. 333-112012) on Form S-3 and (Nos. 33-14194, 33-5814, 33-2092, 2-72936, 2-82780,
2-64255, 33-41598, 33-54293, 33-59051, 333-05225, 333-29135, 33-54400,
333-39684, 333-98139, 333-109103, 333-108904, 333-107473, 333-105661) on Form
S-8, of Ionics Incorporated of our report dated November 3, 2003, with respect to the combined balance sheets of The Ecolochem Group as of September 30, 2003 and 2002, and the related combined statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003, which report is incorporated herein by reference in the Form 8-K of Ionics Incorporated dated February 27, 2004.


/s/KPMG LLP
KPMG LLP
Norfolk, Virginia
February 27, 2004